Credit Suisse First Boston

ABSC 2005 - HE1

Group 2

2,999 records

Balance: 565,062,170

_____________________________________________________________________________________________________________________

Selection Criteria: Group 2

Table of Contents

1. Debt-to-Income Ratio

2. Debt-to-Income Ratio - Interest Only Loans

_____________________________________________________________________________________________________________________

1. Debt-to-Income Ratio

Debt-to-Income Ratio	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
<= 0.00	1	$117,600.00	0.02%	679	80.00%	7.400%	100.00%
0.01 - 5.00	5	1,366,077.91	0.24	646	81.29	7.531	88.87
5.01 - 10.00	20	3,411,480.00	0.60	626	74.43	6.711	78.44
10.01 - 15.00	47	8,816,680.71	1.56	625	80.07	7.112	89.55
15.01 - 20.00	135	19,403,981.45	3.43	631	79.67	7.042	85.72
20.01 - 25.00	244	38,776,751.34	6.86	630	76.95	6.946	91.79
25.01 - 30.00	176	30,438,750.06	5.39	636	83.07	7.329	95.62
30.01 - 35.00	297	58,805,551.81	10.41	641	81.86	6.952	95.94
35.01 - 40.00	465	87,153,196.13	15.42	634	83.61	7.138	97.60
40.01 - 45.00	706	138,173,115.64	24.45	643	84.70	7.216	97.34
45.01 - 50.00	768	150,233,011.34	26.59	634	85.52	7.427	97.68
50.01 - 55.00	119	24,047,467.10	4.26	626	81.87	7.107	94.32
55.01 - 60.00	13	3,774,756.85	0.67	618	87.48	7.098	79.43
60.01 - 65.00	2	378,750.00	0.07	650	95.67	5.821	100.00
80.01 - 85.00	1	165,000.00	0.03	590	70.20	6.500	100.00
Total:	2,999	$565,062,170.34	100.00%	636	83.42%	7.204%	95.95%

Top

2. Debt-to-Income Ratio - Interest Only Loans

Debt-to-Income Ratio – Interest Only Loans	Number Of Loans	Aggregate Remaining Principal Balance	% Loans by Remaining Principal Balance	Weighted Average FICO	Weighted Average LTV	Weighted Average Coupon	% Owner Occupied
5.01 - 10.00	4	$704,700.00	0.42%	638	80.51%	6.666%	100.00%
10.01 - 15.00	5	1,690,830.00	1.02	660	78.58	6.387	100.00
15.01 - 20.00	12	3,970,750.00	2.39	654	78.26	6.059	100.00
20.01 - 25.00	21	5,133,385.00	3.09	682	79.04	5.966	96.46
25.01 - 30.00	30	10,361,960.00	6.24	645	81.30	6.188	97.94
30.01 - 35.00	60	21,845,395.00	13.16	654	80.33	6.185	100.00
35.01 - 40.00	96	32,839,424.35	19.79	642	82.44	6.327	99.14
40.01 - 45.00	135	49,115,494.86	29.59	651	81.87	6.306	99.39
45.01 - 50.00	108	36,450,574.86	21.96	646	81.88	6.434	98.44
50.01 - 55.00	9	3,863,300.00	2.33	647	84.84	6.676	100.00
Total:	480	$165,975,814.07	100.00%	649	81.60%	6.309%	99.07%

Top

_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

_____________________________________________________________________________________________________________________

Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

www.csfb.com

Dec 17, 2004 14:05

_____________________________________________________________________________________________________________________

Disclaimer:This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by CSFB based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by CSFB to be reliable, but CSFB does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. CSFB may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.